Exhibit 1.1

Execution Version

Hut 8 Corp.
Shares of Common Stock

(par value $0.01 per share)

Controlled Equity OfferingSM

Sales Agreement

December 4, 2024

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue – 5th Floor

New York, NY 10019

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

BTIG, LLC

65 East 55th Street

New York, NY 10022

Canaccord Genuity LLC

One Post Office Square, Suite 3000

Boston, MA 02109

Craig-Hallum Capital Group LLC

222 S Ninth Street, Suite 350

Minneapolis, MN 55402

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Needham & Company, LLC

250 Park Avenue, 10th Floor

New York, New York 10177

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Cantor Fitzgerald Canada Corporation

181 University Avenue

Suite 1500

Toronto ON M5H 3M7

Stifel Nicolaus Canada Inc.

161 Bay Street

Suite 3800

Toronto ON M5J 2S1

Canaccord Genuity Corp.

40 Temperance Street, Suite 2100

Toronto ON M5H 0B4

Ladies and Gentlemen:

Hut 8 Corp., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, and Roth Capital Partners, LLC (each individually a “U.S. Agent”, and together, the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc., and Canaccord Genuity Corp. (each individually a “Canadian Agent”, together, the “Canadian Agents” and, together with the U.S. Agents, the “Agents” and each an “Agent”), as follows:

1.	Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agents, as sales agent or principal, shares of common stock (the “Placement Shares”) of the Company, par value $0.01 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agents such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (as defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) and a Canadian Final Prospectus (as defined below), if any, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement or the Canadian Final Prospectus, if any, to issue Common Stock. When determining the aggregate value of the Placement Shares sold, the Placement Shares denominated in or issued in, as applicable, Canadian dollars shall be converted into U.S. dollars using the Bank of Canada daily exchange rate of U.S. dollars with the Canadian Dollars in effect as of 4:30 p.m. (Toronto time) on the Canadian Business Day before the issue of such Placement Shares (or any successor daily exchange rate published by the Bank of Canada as agreed to by the parties). For purposes of the foregoing, “Canadian Business Day” shall mean any day on which commercial banks in the City of Toronto are open for business.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-283579), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the U.S. Agents, for use by the U.S. Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus, and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), and in the event any post-effective amendment thereto becomes effective, with respect to or covering the Placement Shares, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

If the Company wishes to issue and sell Placement Shares hereunder on the facilities of the TSX (as defined below) or any other Canadian Marketplace (as defined below) (the “Canadian Offering”) and so long as the Company is in compliance with Section 7(f) herein, the Company may elect to prepare and file with the securities commissions or other securities regulatory authorities (together, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”), pursuant to all applicable Canadian Securities Laws: (a) a preliminary MJDS prospectus in accordance with National Instrument 71-101 – The Multijurisdictional Disclosure System of the Canadian Securities Commissions (the “MJDS Rule”) or a preliminary short form base shelf prospectus in accordance with National Instrument 44-102 – Shelf Distributions (“NI 44-102”) (a “NI 44-102 Preliminary Base Shelf Prospectus”, and in either case with a preliminary MJDS prospectus, a “Canadian Preliminary Base Prospectus”) in respect of certain securities, including the Placement Shares (collectively, the “Canadian Shelf Securities”), provided that the Company need not file a NI 44-102 Preliminary Base Shelf Prospectus, if at the time of such filing it qualifies as a “well-known seasoned issuer” as defined under applicable Canadian Securities Law, (b) a final MJDS prospectus in accordance with the MJDS Rule or a final short form base shelf prospectus in accordance with NI 44-102 (a “NI 44-102 Final Base Shelf Prospectus”, in either case with a final MJDS prospectus, a “Canadian Final Base Prospectus”) relating to the Canadian Shelf Securities in each of the Canadian Qualifying Jurisdictions, and (c) a prospectus supplement relating to the Placement Shares (the “Canadian Prospectus Supplement” and, together with the Canadian Final Base Prospectus, and including any documents incorporated therein by reference, including Designated News Releases, if required under applicable Canadian Securities Laws, and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”). As used herein, a “Designated News Release” means a news release disseminated by the Company in respect of previously undisclosed information that, in the Company’s determination, constitutes a “material fact” (as such term is defined in Canadian Securities Laws) and identified by the Company as a “designated news release” in writing on the face page of the version of such news release that is filed by the Company on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”). The Company may at any time after a Receipt (as defined below) has been issued for a Canadian Final Base Prospectus, by written notice to the Canadian Agents (a “Canadian Termination Notice”), cancel the ability of the Company to conduct Canadian Offerings, until such time as the Company rescinds such notice by written notice to the Canadian Agents (a “Canadian Rescission Notice”). For the purposes of this Agreement, the period of time during which (i) a Receipt has been issued and remains effective and (ii) no Canadian Termination Notice has been delivered to the Canadian Agents which has not been rescinded by the delivery of a Canadian Rescission Notice to the Canadian Agents is referred to as the “Canadian Offering Period” (and any such period of time that is not a Canadian Offering Period is referred to as a “No Canadian Offering Period”). During a No Canadian Offering Period, all covenants, representations and warranties of the Company herein with respect to Canadian Offerings shall no longer apply, except as such may relate to Placement Shares already sold in a Canadian Offering.

The Company will furnish to the Canadian Agents, for use by the Canadian Agents, copies of the Canadian Final Prospectus relating to the Placement Shares to be issued from time to time by the Company. Upon the reasonable request of the Company, the Canadian Agents shall use commercially reasonable efforts to provide in a timely manner the underwriter prospectus certificates required to file a Canadian Final Prospectus qualifying the Placement Shares for distribution in the Canadian Qualifying Jurisdictions (“Canadian Certificates”). The Company shall provide the Canadian Agents with a reasonable period of time to review draft versions of any document that requires a Canadian Certificate. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall (i) impose any obligation on the Company to file, a Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus or any amendment, or supplement thereto, that relates to the qualifying of Placement Shares in any Canadian Qualifying Jurisdiction; or (ii) restrict the Company from filing a Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus or any amendment, or supplement thereto, that relates to the qualifying of the distribution of any other securities of the Company that are not Placement Shares in any Canadian Qualifying Jurisdiction.

Any reference herein to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein at such time (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission under the Exchange Act on or after the most-recent date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) and all references to the Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus, Canadian Prospectus Supplement, Canadian Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant SEDAR+. As used herein, “Prospectuses” shall mean, collectively, the Canadian Final Prospectus (but only during a Canadian Offering Period) and the Prospectus.

2.	Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify (a) one of the Agents or (b) one U.S. Agent and one Canadian Agent, each of which Agent(s) that the Company may select in its sole discretion from time to time (in each case, a “Designated Agent”) by email notice (or other method mutually agreed to by the parties) of the dollar amount or number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the dollar amount or number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, which shall be promptly (in no event later than the end of the Trading Day following receipt of such Placement Notice) communicated in writing by the Designated Agent to the Company (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends sales under or terminates the Placement Notice, which suspension or termination rights may be exercised by the Company in its sole discretion, (iv) the Company issues a subsequent Placement Notice and explicitly indicates that the parameters of the subsequent Placement Notice supersede those parameters contained in the earlier delivered Placement Notice and (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor any Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.	Sale of Placement Shares by the Designated Agent. Subject to the provisions of Section 5(a), the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and, in compliance with applicable U.S. state and federal laws, rules and regulations, Canadian Securities Laws, the rules of the Nasdaq Global Select Market (the “Nasdaq”), and the rules of the Toronto Stock Exchange (“TSX”, and together with Nasdaq, the “Exchanges”) to sell the Placement Shares up to the number or dollar amount specified in, and otherwise in accordance with the terms of, such Placement Notice. If a Placement Notice specifies one U.S. Agent and one Canadian Agent as Designated Agent, the Designated Agents shall use their best judgment to allocate the volume of sales of Placement Shares under any applicable Placement Notice in a manner intended to maintain the stability of the Common Stock on each of the Exchanges. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth (i) the number or dollar amount of Placement Shares sold on such day and the exchange or marketplace on which such sales were conducted, (ii) the average price at which Placement Shares were sold on such day, (iii) the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and (iv) the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales (collectively, the “Sales Data”). Subject to the terms of the Placement Notice, the Designated Agent may sell Placement Shares (i) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations, including without limitation sales made on or through the Nasdaq or on any other existing U.S. trading market for the Placement Shares, or, with the prior written consent of the Company, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law or (ii) by the Canadian Agents, during a Canadian Offering Period, by any method permitted by law deemed to be an “at-the-market distribution” as defined in Canadian Securities Laws (provided that if the Canadian Final Prospectus is filed under the MJDS Rule, references to Canadian “shelf procedures” in such definition shall be disregarded), on the TSX or on any other “marketplace” (as such term is defined in National Instrument 21-101 – Marketplace Operation) in Canada (any, a “Canadian Marketplace”). Each of the Canadian Agents covenants and agrees, severally and not jointly, that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Placement Shares in any jurisdiction other than Canada, (ii) it shall not sell Placement Shares on any exchange other than the TSX or any other Canadian Marketplace; and (iii) that it will conduct the sale of Placement Shares in compliance with applicable Canadian laws, including, without limitation, Canadian Securities Laws, the rules of any applicable Canadian Marketplace, all applicable rules of the Canadian Investment Regulatory Organization (“CIRO”), Universal Market Integrity Rules, and any exemption from applicable Canadian Securities Laws obtained by the Company and that it will comply with the requirements of Section 9.3(m) of NI 44-102 in connection with any sales of Placement Shares pursuant to the Canadian Final Prospectus. Each of the U.S. Agents, severally and not jointly, covenants and agrees that: (a) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Placement Shares in Canada, and (b) it shall not sell Placement Shares on the TSX or on any Canadian Marketplace. For the avoidance of doubt, none of the U.S. Agents is acting as an underwriter of the Placement Shares in the Canadian Qualifying Jurisdictions. “Trading Day” means any day that is a trading day for the Nasdaq (for Placements by the U.S. Agents in the United States) or the TSX (for Placements by the Canadian Agents in Canada). As used in this Agreement, the term “Canadian Securities Laws” shall mean all applicable securities laws in each of the provinces of Canada, including, without limitation, each of the Canadian Qualifying Jurisdictions, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in such provinces.

4.	Suspension of Sales. Consistent with standard market settlement practices, the Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), 7(n), 7(o), and 7(p) with respect to the delivery of certificates, opinions, or comfort letters to the Agents shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, as determined by the Company upon the advice of counsel (which may be internal counsel), the Company and the Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Agents shall not be obligated to sell or offer to sell any Placement Shares.

5.	Sale and Delivery to the Designated Agent; Settlement.

(a)	Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, rules and regulations to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, rules and regulations to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

(b)	Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction of (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any Governmental Authority (as defined below) in respect of such sales.

(c)	Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agents’ or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee and such designee’s complete account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System, CDS Clearing and Depository Services Inc., if applicable, or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, through no fault of the Agents, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent (without duplication) any commission or other compensation to which it would otherwise have been entitled absent such default.

(d)	Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price, if any, authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(e)	Sales Through Agents. With respect to the offering and sale of Placement Shares pursuant to this Agreement, the Company agrees that any offer to sell Placement Shares, any solicitation of an offer to buy Placement Shares, and any sales of Placement Shares shall only be effected by or through the Designated Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Placement Shares pursuant to this Agreement on the same day.

6.	Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to and agrees with each Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time and provided that the Company makes no such representation, warranty or agreement in respect of a Canadian Offering, Canadian Shelf Securities, a Canadian Preliminary Base Prospectus, a Canadian Prospectus Supplement or a Canadian Final Prospectus except during a Canadian Offering Period:

(a)	Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and became automatically effective under the Securities Act. The Registration Statement is effective. The Prospectus Supplement, and the Canadian Final Prospectus, if any, will name the Agents as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all of the Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents and their counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agents have consented, which consent will not be unreasonably withheld, conditioned or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Nasdaq under the trading symbol “HUT.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq. As of the date of this Agreement and as at each Applicable Time should the Company undertake a Canadian Offering during a Canadian Offering Period, (i) the Common Stock is listed on the TSX under the trading symbol “HUT”; (ii) the Company has taken no action designed to, or likely to have the effect of delisting the Common Stock from the TSX, nor has the Company received any notification from the TSX that it is contemplating terminating such registration or listing; (iii) to the Company’s knowledge, it is in compliance with all applicable listing requirements of the TSX; and (iv) no cease trade order preventing the distribution of the Common Stock has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Commissions.

(b)	No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act and the Canadian Final Prospectus, if any, on the date thereof or amendment or supplement thereto, on the date of such amendment or supplement, will comply in all material respects with Canadian Securities Laws and the applicable rules and regulations of the Canadian Securities Commissions thereunder. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act and the Canadian Final Prospectus, if any, as of such date, if applicable, will comply in all material respects with Canadian Securities Laws and the applicable rules and regulations of the Canadian Securities Commissions thereunder. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and the Canadian Final Prospectus, if any, will as of the date thereof, be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Placement Shares as required by Canadian Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the Prospectuses and any amendment and supplement thereto, on the date thereof and at each Applicable Time (as defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Canadian Final Prospectus, if any, will as of such times, be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Placement Shares as required by Canadian Securities Laws. The documents incorporated by reference in the each of the Prospectuses, as applicable, did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading or contain a “misrepresentation” as defined under applicable Canadian Securities Laws. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agents in writing specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agents to the Company consists of “Agent Information” as defined below.

(c)	Conformity with the Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, the Canadian Final Prospectus, if any, or any amendment or supplement thereto and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act, or on SEDAR+, as applicable, or became or become effective under the Securities Act or Canadian Securities Laws, as applicable, conformed or will conform in all material respects with the requirements of the Securities Act, the Exchange Act and Canadian Securities Laws, as applicable.

(d)	Financial Information. The consolidated financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, and to be included or incorporated by reference in the Canadian Final Prospectus, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their consolidated cash flows for the periods specified (subject, in the case of unaudited financial statements, to normal year-end audit adjustments which are not expected to be material, either individually or in the aggregate); such financial statements have been prepared in compliance with the published requirements of the Securities Act, the Exchange Act and Canadian Securities Laws, as applicable, and in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby (except for (i) such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary statements); and the other financial information included or incorporated by reference in each of the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, and to be included or incorporated by reference in the Canadian Final Prospectus, if any, has been, or will be, derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, and to be included or incorporated by reference in the Canadian Final Prospectus, if any, have been prepared in accordance with the applicable Commission’s rules and guidance in all material respects with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable. The Company and the Significant Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Prospectus and the Canadian Final Prospectus, if any, which are required to be described in the Registration Statement or the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus, the Issuer Free Writing Prospectuses, if any, and the Canadian Final Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act and applicable Canadian Securities Laws, to the extent applicable and in all material respects. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has complied with applicable Canadian Securities Laws relating to the preparation and filing of business acquisition reports (as such term is defined under Canadian Securities Law).

(e)	Conformity with EDGAR Filing. The Prospectus delivered to the Agents for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(f)	Organization. The Company and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so organized, existing qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(g)	Significant Subsidiaries. The subsidiaries set forth on Schedule 4 (collectively, the “Significant Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Other than as disclosed in the Registration Statement or the Prospectus, and other than with respect to Far North Power Corp. and TZRC LLC, no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company.

(h)	No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Significant Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus, the Issuer Free Writing Prospectuses, if any, and the Canadian Final Prospectus, if any, (including any document deemed incorporated by reference therein), (i) there has not been any change in the capital stock or any material change in long-term debt of the Company or any of its Significant Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries taken as a whole; (ii) neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement that is material to the Company and its Significant Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Significant Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Significant Subsidiaries take as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i) through (iii) above or as otherwise disclosed in the Registration Statement or Prospectuses, as applicable, (including any document deemed incorporated by reference therein).

(j)	Capitalization. The Company, on a consolidated basis, has, as of the relevant date set forth therein, an authorized capitalization as set forth in the Registration Statement or the Prospectuses, as applicable; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement or the Prospectuses, as applicable, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement or the Prospectuses, as applicable; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except with respect to Far North Power Corp. and TZRC LLC and as described in the Registration Statement or the Prospectuses, as applicable.

(k)	Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act, applicable Canadian Securities Laws and all other applicable laws and regulatory rules or requirements, including the rules of the Exchanges and any other exchange on which Company securities are then-traded and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act, applicable Canadian Securities Laws and all other applicable laws in all material respects.

(l)	Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general equitable principles and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(m)	Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than a pledge, lien, encumbrance, security interest or other claim arising from an act or omission of an Agent or a purchaser), including any statutory or contractual preemptive rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated by reference into the Prospectuses, as applicable.

(n)	No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Placement Shares, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange (including any required notices) in connection with the sale of the Placement Shares by the Agents, (ii) the conditional approval of the TSX of the listing of the Placement Shares and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)	No Preferential Rights. Except as set forth in the Registration Statement and the Prospectuses, as applicable, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants or vesting or settlement of stock units), (ii) no Person has any preemptive rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares, and (iv) other than disclosed in documents filed by the Company on EDGAR, no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act, or file a prospectus under Canadian Securities Laws with respect to, any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement, Canadian Final Prospectus, if any, or the offering contemplated thereby, as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby. Except for, in the case of clauses (i), (ii) and (iv), such matters as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to sell the Placement Shares.

(p)	Independent Public Accounting Firms. (i) Raymond Chabot Grant Thornton LLP, who have audited certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act; (ii) RSM US LLP, who have audited certain financial statements of U.S. Data Mining Group, Inc., are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder; and (iii) L J Soldinger Associates, LLC, who have audited certain financial statements of TZRC, LLC, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(q)	Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectuses, as applicable, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and, to the Company’s knowledge, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, (ii) enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

(r)	No Litigation. Except as set forth in the Registration Statement or the Prospectuses, as applicable, there are no legal, governmental or regulatory audits, investigations, actions, claims, suits, arbitrations or proceedings (“Actions”) to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such Actions are, to the knowledge of the Company, threatened by any governmental or regulatory authority or threatened by others. There are no current or pending Actions that are required under the Securities Act or Canadian Securities Laws to be described in the Prospectuses, as applicable, that are not so described.

(s)	Regulatory Permits. The Company and its Significant Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectuses, as applicable, except where the failure to possess or make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement or the Prospectuses, as applicable, neither the Company nor any of its Significant Subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such notice would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)	Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its Significant Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems and all other worldwide intellectual property, and intangible proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted; (ii) the Company and its Significant Subsidiaries’ current conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person or entity; (iii) the Company and its Significant Subsidiaries have not received any written notice of any claim relating to Intellectual Property in the past three years; (iv) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (v) to the knowledge of the Company, the Intellectual Property owned by the Company and their Significant Subsidiaries is not being infringed, misappropriated or otherwise violated by any person or entity.

(u)	Market Capitalization. At the time the Registration Statement became effective, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act and met or will meet the then-applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective upon filing. The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(v)	Actively Traded. The Placement Shares are “actively traded securities” exempted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule.

(w)	FINRA Matters. The information provided to the Agents by the Company, and, to the Company’s knowledge, by its counsel and its officers and directors, for purposes of the Agents’ compliance with applicable FINRA rules in connection with the offering of the Placement Shares is true, complete, and correct in all material respects.

(x)	No Stabilization. Except for bids and purchases of the Common Stock in accordance with Rule 10b-18 under the Exchange Act and “issuer bids” conducted in accordance with the provisions and exemptions contained in National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”), the Company has not taken, directly or indirectly, without giving effect to the activities of the Agents, any action designed to cause or that would result in, or that constitutes or would constitute, stabilization or manipulation of the price of the Placement Shares in violation of the Exchange Act or the Securities Act.

(y)	Broker/Dealer Relationships. Neither the Company nor any of the Significant Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(z)	No Reliance. The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(aa)	Taxes. The Company and its Significant Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which, if applicable, adequate reserves have been provided in accordance with GAAP; and except as otherwise disclosed in the Registration Statement or the Prospectuses, as applicable, there is no tax deficiency that has been asserted in writing against the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)	Title to Real and Personal Property. The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, taken as a whole, in each case free and clear of all liens, charges, encumbrances, defects and imperfections of title, except those that (i) are described in Registration Statement or the Prospectuses, as applicable, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)	Environmental Laws. The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectuses, as applicable; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect. No facts or circumstances have come to the Company’s attention with respect to its compliance with Environmental Laws or any permit, license or approval that could result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)	Disclosure and Accounting Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and under Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and under Canadian Securities Laws, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Prospectuses, as applicable, and any Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company’s certifying officers have evaluated the effectiveness of the Company’s and its subsidiaries’ disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely effected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)	Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)	No Broker’s Fees. Neither the Company nor any of its Significant Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Significant Subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares pursuant to this Agreement.

(gg)	Labor Disputes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing labor disturbance by, or dispute with, the employees of any of its or its Significant Subsidiaries’ principal suppliers, contractors or customers.

(hh)	Investment Company Act. The Company and its Significant Subsidiaries are not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ii)	Operations. The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, among others, by the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), and the Anti-Money Laundering Act of 2020 (together, the “BSA”); or any other applicable money laundering statutes of all jurisdictions where the Company or any of its Significant Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)	Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectuses, as applicable, which have not been described as required.

(kk)	Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market offering” or continuous equity transaction.

(ll)	ERISA. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Significant Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

(mm)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus and no forward-looking information (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) that may be contained in the Canadian Final Prospectus, as applicable, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)	Agent Purchases. The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act and applicable Canadian Securities Laws and rules of CIRO, purchase and sell Common Stock for their own account while this Agreement is in effect, provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents.

(oo)	Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectuses, as applicable, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(pp)	Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Significant Subsidiaries, taken as a whole, are insured against such losses and risks as is customary in the businesses in which they are engaged or as required by law; and neither the Company nor any of its Significant Subsidiaries has (i) received written notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers, in each case, to the extent such coverage is necessary to continue its business.

(qq)	No Improper Practices. Neither the Company nor any of its Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its Significant Subsidiaries has, in the last five years, (i) used any corporate funds for or received or retained any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (v) offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Significant Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Significant Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Significant Subsidiary or any of their respective products or services. The Company and its Significant Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws applicable to the Company and its Significant Subsidiaries.

(rr)	Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(ss)	No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectuses, as applicable, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein.

(tt)	No Undisclosed Relationships. On each of the dates of the Company’s most recent (i) Annual Report on Form 10-K and (ii) proxy statement related to its annual general meetings, no relationship, direct or indirect, existed between or among the Company or any Significant Subsidiary, on the one hand, and the directors, officers, and stockholders of the Company or any Significant Subsidiary, on the other, that would be required by the Securities Act or Canadian Securities Laws to be described in the Registration Statement or Prospectuses, as applicable, and that is not so described; and except as described in the Registration Statement and the Prospectuses, as applicable, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Significant Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the immediate families of any of them.

(uu)	No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Placement Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect and (iii) such conflicts, breaches and defaults that would not result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(vv)	Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Russia, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”); and the Company will not directly or indirectly knowingly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)	Stock Transfer Taxes. On each Settlement Date, all material stock transfer and other U.S. federal, state, local or foreign taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects.

(xx)	Compliance with Laws. The Company and each of its Significant Subsidiaries are in compliance with all applicable laws, regulations and statutes (including all Environmental Laws) in the jurisdictions in which it carries on business; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case except as would not result in a Material Adverse Effect.

(yy)	Cybersecurity. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by the Company and its subsidiaries (collectively, “Company Systems”) are adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and its subsidiaries as currently conducted, and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable industry standard controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all Company Systems and data (including all personal, personally identifiable, protected health, sensitive, confidential or regulated data stored therein (“Private Data”)), and there have been no breaches, violations, outages or unauthorized uses of or accesses to such Company Systems and Private Data (except for those that have been remedied without material cost or liability or the duty to notify any other person), nor are there any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance in all material respects with (i) all applicable laws or statutes, (ii) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (iii) all internal policies and contractual obligations, in each case, relating to the protection of Company Systems and Private Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7.	Covenants of the Company. The Company covenants and agrees with each Agent that:

(a)	Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus or Canadian Final Prospectus relating to any Placement Shares is required to be delivered by a Designated Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule) or Canadian Securities Laws, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission or the Canadian Securities Commissions and/or has become effective or any subsequent supplement to the Prospectus or Canadian Final Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or Canadian Final Prospectus, as applicable, or for additional information, (ii) the Company will prepare and file with the Commission or the Canadian Securities Commissions, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement, Prospectus or Canadian Final Prospectus, as applicable, that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement, Prospectus or Canadian Final Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected in writing thereto within two (2) Trading Days following submission thereof to the Agents (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any such advanced copy or provide the Agents an opportunity to object to the same if the filing does not name the Agents or does not relate to the transactions herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement, Prospectus or Canadian Final Prospectus, as applicable, except for those documents available via EDGAR or SEDAR+, as applicable; and (iv) the Company will cause each amendment or supplement to the Prospectus or the Canadian Final Prospectus to be filed with the Commission or the Canadian Securities Commissions as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or Canadian Securities Laws or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act or as required by applicable Canadian Securities Laws, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)	Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission or if during a Canadian Offering Period, the Canadian Securities Commissions, of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission or if during a Canadian Offering Period, the Canadian Securities Commissions for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or the Canadian Final Prospectus, if any, or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Canadian Final Prospectus, if any.

(c)	Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by a Designated Agent under the Securities Act or Canadian Securities Laws with respect to the offer and sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and Canadian Securities Laws, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act or with the Canadian Securities Commissions pursuant to Canadian Securities Laws. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings if not available on EDGAR. If during such period any event occurs as a result of which the Prospectus or the Canadian Final Prospectus, if any, as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act or the Canadian Final Prospectus, if any, to comply with applicable Canadian Securities Laws, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, Prospectus or Canadian Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the interests of the Company to do so, and shall provide the Agents with a written notice to that effect. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not instruct the Agents to resume the offering of Placement Shares.

(d)	Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Nasdaq and reserved for listing on the TSX.

(e)	Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and the Canadian Final Prospectus, if any (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement, Prospectus or Canadian Final Prospectus, if any, that are filed with the Commission during any period in which a Prospectus or the Canadian Final Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission or the Canadian Securities Commissions, as applicable, during such period that are deemed to be incorporated by reference therein) or delivered under Canadian Securities Law, as applicable, in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR or SEDAR+, as the case may be.

(f)	Canadian Securities Laws. At the time of filing a Canadian Preliminary Base Prospectus or a NI 44-102 Final Base Shelf Prospectus, in the case where the Company qualifies as a Canadian WKSI, a Canadian Final Base Prospectus and a Canadian Prospectus Supplement, the Company will (i) be qualified under Canadian Securities Laws, including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions and NI 44-102, in connection with a distribution of the Placement Shares in each of the Canadian Qualifying Jurisdictions to file a prospectus in the form of a short form base shelf prospectus in accordance with NI 44-102 or (ii) be qualified to file a MJDS shelf prospectus in accordance with the MJDS Rules, as applicable. To the extent the Company prepares and files a Canadian Preliminary Base Prospectus, if applicable, and a Canadian Final Prospectus, and prior to any sales pursuant to the Canadian Final Prospectus, the Company shall obtain a receipt from the Ontario Securities Commission in accordance with Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions on behalf of itself and the other Canadian Securities Commissions for each of the Canadian Preliminary Base Prospectus, if any, and the Canadian Final Prospectus (a “Receipt”). Prior to delivering any Placement Notice to any Canadian Agent and prior to the distribution of Placement Shares in any Canadian Qualifying Jurisdiction, (a) the Company will have complied in all material respects with all Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Placement Shares as contemplated hereby in each of the Canadian Qualifying Jurisdictions and (b) the Company shall have received from l’Autorité des marchés financiers an exemptive relief decision providing relief from the requirement under applicable Canadian Securities Laws to file a French language version of the Canadian Final Prospectus, including the French documents incorporated by reference therein, in connection with the Canadian Offering, and such relief shall remain effective at the time any Placement Notice is delivered to any Canadian Agent.

(g)	Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. The Company’s compliance with the periodic reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(g).

(h)	Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)	Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agents hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the sixtieth (60th) day immediately following the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) stock units, Common Stock, options or warrants to purchase Common Stock or Common Stock issuable upon the exercise, vesting and/or settlement of options, warrants, stock units or other securities under the Company’s existing equity incentive plans, pursuant to any stock option, warrant, benefits or other equity-based or incentive compensation plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities, including convertible notes, or the exercise of warrants, options or other rights disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes and (v) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s registration right or similar obligations to selling securityholders.

(j)	Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received written notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(k)	Due Diligence Cooperation. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents or their respective representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or remote digital access, as the Agents may reasonably request.

(l)	Required Filings Relating to Placement of Placement Shares. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Placement Shares sold through the Agents under this Agreement, and the Net Proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, however, that no such filing shall be required if the Company shall have disclosed such information in its most recent periodic report filed pursuant to the Exchange Act, and such disclosure is sufficient pursuant to the Exchange Act.

(m)	Representation Dates; Certificate. (1) Prior to the date of the first Placement Notice and (2) each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its Quarterly Reports on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such Form 8-K is material and inform the Company of such determination in writing) with a certificate dated the Representation Date, in the form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time a Placement Notice is not pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which the requirement to provide a certificate under this Section 7(m) is not waived pursuant to the terms hereof. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(m), then before the Company delivers the instructions for the sale of Placement Shares or the Agents sell any Placement Shares pursuant to such instructions, the Company shall provide the Agents with a certificate in conformity with this Section 7(m) dated as of the date that the instructions for the sale of Placement Shares are issued.

(n)	Company Counsel Legal Opinions. (1) Prior to the date of the first Placement Notice and (2) within five (5) Business Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agents a written opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the forms previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented (provided that such opinion letter shall only be required to be delivered on a Representation Date that is the commencement of the offering of Placement Shares, an amendment pursuant to Section 7(a), and an annual reporting date referenced in Section 7(m)(2)(ii)), substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, one or both counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter). (1) Prior to the date of the first Placement Notice delivered to a Canadian Agent and (2) within five (5) Business Days of each Representation Date that is during a Canadian Offering Period thereafter with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, Bennett Jones LLP, as Canadian counsel for the Company, (which Canadian opinion shall only be required in respect of matters governed by the laws of the Canadian Qualifying Jurisdictions in which Bennett Jones LLP practices law ) shall have furnished to the Agents a written opinion with respect to customary matters relating to applicable Canadian Securities Laws for an “at-the-market” offering, in form and substance satisfactory to the Agents and their counsel acting reasonably, to relate to the Canadian Final Prospectus, as applicable.

(o)	Agents Counsel Legal Opinion. (1) Prior to the date of the first Placement Notice and (2) within five (5) Business Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, the Agents shall have received a written opinion and negative assurance letter of Morrison & Foerster LLP (“Agents Counsel”), or other counsel reasonably satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, provided, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, Agents Counsel may furnish the Agents with a Reliance Letter to the effect that the Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(p)	Comfort Letter. (1) Prior to the date of the first Placement Notice and (2) within five (5) Business Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if reasonably requested by the Agents, the Company shall cause a Comfort Letter to be furnished to the Agents within ten (10) Business Days of the date of such request following the occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing financial information, including the restatement of the Company’s financial statements, provided, however, that the requirement to provide such additional Comfort Letter shall be waived for any time a Placement Notice is not pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder and the next occurring Representation Date. The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)	Market Activities; Compliance with Regulation M. The Company will not, directly or indirectly, without giving effect to the activities of the Agents, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock in violation of the Exchange Act or the Securities Act or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents; provided, however, that this Section 7(q) shall not restrict the Company from bidding for and purchasing shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act or from undertaking “issuer bids” conducted in accordance with the provisions and exemptions contained in NI 62-104.

(r)	Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Significant Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(s)	No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(t)	Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as reasonably required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as reasonably required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(u)	Sarbanes-Oxley Act. The Company and the Significant Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Significant Subsidiaries will maintain such controls and other procedures that comply with the requirements of the Exchange Act.

(v)	Secretary’s Certificate; Further Documentation. Prior to the date of the first Placement Notice, the Company shall deliver to the Agents a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Amended & Restated Certificate of Incorporation of the Company, (ii) the Amended & Restated Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Business Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby.

8.	Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission or the Canadian Securities Commissions, and the printing or electronic delivery of the Prospectuses, as applicable, as originally filed and of each amendment and supplement thereto, in such number as the Agents shall deem necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may reasonably be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the documented fees and expenses of Agents including but not limited to the fees and expenses of the counsel, including United States and Canadian counsel, to the Agents, payable upon the execution of this Agreement, (a) in an amount not to exceed $100,000 in the aggregate in connection with the execution of this Agreement, (b) in an amount not to exceed $25,000 in the aggregate per calendar quarter thereafter payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, and (c) in an amount not to exceed $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(t) hereof, including filing fees, but excluding fees of the Agents’ counsel, (vii) the printing and delivery to the Agents of copies of any Permitted Free Writing Prospectus (as defined below) and the Prospectus and any amendments or supplements thereto in such number as the Agents shall reasonably deem necessary, (viii) the preparation, printing and delivery to the Agents of copies of the blue sky survey, (ix) the fees and expenses of the transfer agent and registrar for the Common Stock, (x) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the fees of the Agents’ counsel (subject to the cap, set forth in clause (v) above), and (xi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchanges. The Company agrees to pay the fees and expenses of counsel to the Agents set forth in clause (v) above by wire transfer of immediately available funds directly to such counsel reasonably promptly following presentation of an invoice containing the requisite payment information prepared by such counsel.

9.	Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time) in all material respects, to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in their reasonable judgment, and to the continuing reasonably satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)	Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)	No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission, the Canadian Securities Commissions or any other federal, state or provincial Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission, the Canadian Securities Commissions, during a period that is a Canadian Offering Period, or any other federal, state or provincial, during a period that is a Canadian Offering Period, Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the Canadian Final Prospectus, if any, or initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or either of the Prospectuses (excluding a Canadian Final Prospectus during a No Canadian Offering Period), as applicable, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents incorporated by reference therein so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectuses (excluding a Canadian Final Prospectus during a No Canadian Offering Period), as applicable, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)	Material Changes. Except as contemplated in the Prospectus or the Canadian Final Prospectus, if any, or disclosed in the Company’s reports filed with the Commission and/or the Canadian Securities Commissions, there shall not have been any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) (a “Rating Organization”) or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)	Company Counsel Legal Opinions. The Agents shall have received the opinions and negative assurance letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions is required pursuant to Section 7(n).

(f)	Agents Counsel Legal Opinion. The Agents shall have received the opinion and negative assurance letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinions is required pursuant to Section 7(o).

(g)	Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(h)	Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)	No Suspension. Trading in the Common Stock shall not have been suspended on the Nasdaq and the Common Stock shall not have been delisted from the Nasdaq and, if during a Canadian Offering Period and in respect only to the Canadian Offering, trading in the Common Stock shall not have been suspended on the TSX and the Common Stock shall not have been delisted from the TSX.

(j)	Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, certificates and other documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such certificates and other documents will be in compliance with the provisions hereof.

(k)	Securities Act Filings Made. All filings with (i) the Commission required by Rule 424 under the Securities Act and (ii) with the Canadian Securities Commissions required by Canadian Securities Laws to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 or Canadian Securities Laws, as applicable.

(l)	Approval for Listing. The Company shall have submitted a Listing of Additional Shares Notification Form to the Exchange related to the Placement Shares and the Placement Shares shall have been conditionally approved for listing on the TSX, subject only to fulfilling customary conditions of the TSX.

(m)	FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Agents as described in the Prospectus.

(n)	No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).

10.	Indemnification and Contribution.

(a)           Company Indemnification. The Company agrees to indemnify and hold harmless each Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent or any such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)           against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectuses, as applicable (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)         against any and all reasonable and documented expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agents Information (as defined below).

(b)           Agents Indemnification. Each Agent, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agents and furnished to the Company in writing by the Agents expressly for use therein. The Company hereby acknowledges that the only information that the Agents have furnished to the Company expressly for use in the Registration Statement, the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the eleventh paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agents Information”).

(c)           Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party or parties receives a written invoice related to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, for which it is entitled to be reimbursed under this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, any affiliates of an Agent and any officers, directors, partners, employees or agents of an Agent or any of its affiliates, will have the same rights to contribution as that party, and each director and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 10(e) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

11.	Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.	Reporting Relating to Placement of Placement Shares. The Agents will use commercially reasonable efforts to deliver to the Company, for each interim and annual period during which Placement Shares are sold through the Agents or distributed pursuant to this Agreement, such aggregate Sales Data and other information reasonably requested by the Company to enable the Company to meet its reporting requirements under the Securities Act, the Exchange Act, applicable Canadian Securities Laws and any applicable requirements of the Exchanges. Unless applicable securities laws or any applicable requirements of the Exchanges otherwise require, the Company and Agents agree that the Agents’ report referred to in this Section 12 shall state the number and average price of Placement Shares issued on all Settlement Dates occurring during the interim or annual period, as applicable, and the aggregate gross and the aggregate net proceeds raised and the aggregate commission paid or payable, during the interim or annual period, as applicable.

13.	Termination.

(a)	Each Agent may terminate this Agreement with respect to itself, by written notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development or event that would have a Material Adverse Effect, in the sole reasonable judgment of such Agent is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission, the Canadian Securities Commissions or either Exchange, or if trading generally on either Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, provided that the foregoing shall only apply with respect to the Canadian Securities Commissions and the TSX during a Canadian Offering Period and only with respect to the Canadian Agents (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, provided that foregoing shall only apply with respect to the TSX during a Canadian Offering Period and only with respect to the Canadian Agents (5) if a major disruption of securities settlements or clearance services in the United States or Canada shall have occurred and be continuing, provided that the foregoing shall only apply with respect to Canada during a Canadian Offering Period and only with respect to the Canadian Agents, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities or Canadian authorities, provided that the foregoing shall only apply with respect to Canadian authorities during a Canadian Offering Period and only with respect to the Canadian Agents. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices). For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 13(a) shall not affect the rights and obligations of the other Agents under the Agreement.

(b)	The Company shall have the right, by giving five (5) Business Days’ prior written notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by the Company of this Agreement with respect to one Agent pursuant to this Section 13(b) shall not affect the rights and obligations of the other Agents under this Agreement.

(c)	Each Agent shall have the right, by giving five (5) Business Days’ prior written notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 13(c) shall not affect the rights and obligations of the other Agents under this Agreement.

(d)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by an Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a), (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 13(a), (b) or (c) above.

(e)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.	Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Attention: Global Head of Investment Banking

Email:  [***]

and:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Attention: General Counsel

Email:  [***]

and:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue – 5th Floor

New York, NY 10019

Attention: Martin Gorham

Email: [***]

and:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue – 5th Floor

New York, NY 10019

Attention: KBW ECM Distribution

Email: [***]

and:

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

Attention: General Counsel

Email: [***]

and:

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Mike Passaro

Email: [***]

and:

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, CA 94104

Attention: General Counsel

Email: [***]

and:

Canaccord Genuity LLC

One Post Office Square, Suite 3000

Boston, MA 02109

Attention: Jason Partenza

Email: [***]

and:

Craig-Hallum Capital Group LLC

222 S Ninth Street, Suite 350

Minneapolis, MN 55402

Attention: Chris Jensen

Email: [***]

and:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Attention: James Siegel

Email: [***]

and:

Needham & Company, LLC

250 Park Avenue, 10th Floor

New York, New York 10177

Attention: Capital Markets

Email: [***]

and:

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Attention: ATM Desk

Email: [***]

and:

Cantor Fitzgerald Canada Corporation

181 University Avenue

Suite 1500

Toronto ON M5H 3M7

Attention: Elan Shevel

Email:   [***]

and:

Stifel Nicolaus Canada Inc.

161 Bay Street
Suite 3800
Toronto ON M5J 2S1

Attention: SNC Compliance

Email:  [***]

and:

Canaccord Genuity Corp.

Brookfield Place,

161 Bay Street, Suite 3100

Toronto, ON M5J 2S1

Attention: Michael Kogan

Email: [***]

with a copy to:

Morrison & Foerster LLP

2100 L Street, NW, Suite 900

Washington, DC 20037

Attention: Justin Salon

Email: justinsalon@mofo.com

and if to the Company, shall be delivered to:

Hut 8 Corp.

1101 Brickell Avenue, Suite 1500

Miami, FL 33131

Attention: Victor Semah

Email: [***]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Ryan J. Dzierniejko

Email:  ryan.dzierniejko@skadden.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice, as set forth below, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and the commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the parties referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Agents may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Agent may assign its rights and obligations hereunder without obtaining the Company’s consent to an affiliate thereof that is (a) a U.S.-registered broker-dealer with respect to the U.S. Agents and (b) a Canadian-registered investment-dealer with respect to the Canadian Agents.

16.	Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend or similar event effected with respect to the Placement Shares.

17.	Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Agent; provided, however, that Schedule 3 of this Agreement may be amended by any party from time to time by sending a notice containing a revised Schedule 3 to the other parties in the manner provided in Section 14 and, upon such amendment, all references herein to Schedule 3 shall automatically be deemed to refer to such amended Schedule 3. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

18.	GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.	CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.	Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated hereby, including in connection with their and their advisors’ due diligence, to advise any party with respect to transactions not expressly approved by the Company in writing.

21.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.	Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

23.	Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agents, and each Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 21 hereto are Permitted Free Writing Prospectuses.

24.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)	each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)	it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	neither the Agents nor their respective affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)	it is aware that each Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company, and each such Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)	it waives, to the fullest extent permitted by law, any claims it may have against an Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that such Agents and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company, other than in respect of the Agents’ obligations under this Agreement to keep information provided by the Company to the Agents and their advisors confidential to the extent not otherwise publicly available.

25.	Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectuses, as applicable (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectuses, as applicable, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to the Canadian Final Prospectus, if any, or any amendment or supplement thereto shall be deemed to include the copy filed with the Canadian Securities Commissions on SEDAR+; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectuses, as applicable, shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each Agent.

Very truly yours,

HUT 8 CORP.

By:	/s/ Sean Glennan
	Name:	Sean Glennan
	Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
	Name:	Sameer Vasudev
	Title:	Managing Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Paul McCaffrey
	Name:	Paul McCaffrey
	Title:	Managing Director

THE BENCHMARK COMPANY, LLC

By:	/s/ John J. Borer III
	Name:	John J. Borer III
	Title:	Senior Managing Director

BTIG, LLC

By:	/s/ Dean O’Connor
	Name:	Dean O’Connor
	Title:	Managing Director

CANACCORD GENUITY LLC

By:	/s/ Jason Partenza
	Name:	Jason Partenza
	Title:	Managing Director

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
	Name:	Rick Hartfiel
	Title:	Head of Investment Banking

MAXIM GROUP LLC

By:	/s/ Ritesh M. Veera
	Name:	Ritesh M. Veera
	Title:	Co-Head, Investment Banking

NEEDHAM & COMPANY, LLC

By:	/s/ Alec Jones
	Name:	Alec Jones
	Title:	Principal

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
	Name:	Aaron M. Gurewitz
	Title:	President & Head of Investment Banking

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Elan Shevel
	Name:	Elan Shevel
	Title:	Chief Compliance Officer

STIFEL NICOLAUS CANADA INC.

By:	/s/ Ruben Sahakyan
	Name:	Ruben Sahakyan
	Title:	Director, Investment Banking

CANACCORD GENUITY CORP.

By:	/s/ Michael Kogan
	Name:	Michael Kogan
	Title:	Managing Director, Investment Banking & Head of Diversified Industries

SCHEDULE 1

Form of Placement Notice

From:	Hut 8 Corp.

To:	[•] Attention: [•]

Subject:	Placement Notice

Date:	[•], 202[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement among Hut 8 Corp., a Delaware corporation (the “Company”), Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, and Roth Capital Partners, LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc., and Canaccord Genuity Corp. (the “Canadian Agents”), dated December 4, 2024, the Company hereby requests that [Identify Designated Agent] sell up to [•] of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time]. Sales by the Canadian Agent shall be conducted only on the Toronto Stock Exchange or on any other Canadian Marketplace, and sales by the U.S. Agents shall be conducted only on the Nasdaq Global Select Market or to or through a market maker in the United States.

SCHEDULE 2

Compensation

The Company shall pay to the Designated Agent in cash, upon each sale of Placement Shares by such Designated Agent pursuant to this Agreement, an amount up to 3.0% of the aggregate gross proceeds from such sale of Placement Shares through the Designated Agent.

SCHEDULE 3

Notice Parties

The Company

Michael Ho [***]

With copies to:

Victor Semah [***]

Aliza Rana [***]

Cantor Fitzgerald & Co.

Sameer Vasudev [***]

With copies to:

[***]

Keefe, Bruyette & Woods, Inc

Martin Gorham [***]

With copies to:

[***]

Cantor Fitzgerald Canada Corporation

Elan Shevel [***]

Stifel Nicolaus Canada Inc.

SNC Compliance [***]

SCHEDULE 4

Significant Subsidiaries

Those subsidiaries identified in Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K.

Form of Representation Date Certificate Pursuant to Section 7(m)

The undersigned, the duly qualified and elected [•], of Hut 8 Corp., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, and not in my individual capacity, pursuant to Section 7(m) of the Sales Agreement, dated December 4, 2024 (the “Sales Agreement”), among the Company, Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, and Roth Capital Partners, LLC (together, the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc., and Canaccord Genuity Corp. (together, the “Canadian Agents” and, together with the U.S. Agents, the “Agents”), that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectuses, as applicable; and

(ii) The Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part required to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and Morrison & Foerster LLP, counsel to the Agents, are entitled to rely upon this certificate in connection with the respective opinions and/or negative assurance letters given by such firms pursuant to the Sales Agreement.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

HUT 8 CORP.

By:
Name:
Title:

Date: [•]

Exhibit 21

Permitted Free Writing Prospectus

Free Writing Prospectus dated December 4, 2024, filed with the Commission on December 4, 2024.